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                                                                     Exhibit 1.1


                          ALNYLAM PHARMACEUTICALS, INC.



                                  [___] Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT

                              dated May [__], 2004




                         BANC OF AMERICA SECURITIES LLC

                                    CITIGROUP

                                  PIPER JAFFRAY

                              THINKEQUITY PARTNERS
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                             UNDERWRITING AGREEMENT





May [  ], 2004


BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
PIPER JAFFRAY & CO.
THINKEQUITY PARTNERS LLC
   As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street, 47th floor
New York, NY 10019


Ladies and Gentlemen:

        Introductory. Alnylam Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of [___] shares (the "Firm Common Shares") of its Common Stock, par value $0.0001 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional [___] shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares". Banc of America Securities LLC ("BAS"), Citigroup Global Markets Inc., Piper Jaffray & Co., ThinkEquity Partners LLC have agreed to act as representatives of the several Underwriters (in such capacity, each a "Representative") in connection with the offering and sale of the Common Shares.

        The Company and the Underwriters agree that up to [___] of the Firm Common Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the "Participants"), as part of the distribution of the Common Shares by the Underwriters (the "Directed Share Program") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rule and regulations. BAS (the "Designated Underwriter") has been selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-113162), which contains a
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form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of BAS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus") dated May [__], 2004 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        The Company hereby confirms its agreements with the Underwriters as follows:

         Section 1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter as follows:

               (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or contemplated or threatened by the Commission.

               Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all times during the Prospectus Delivery Period (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not


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         misleading. The Prospectus, as amended or supplemented, as of its date and at all times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

               (b) Offering Materials Furnished to Underwriters. The Company has delivered to BAS a complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for each of the Underwriters.

               (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

               (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

               (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable.

               (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been waived.

               (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, considered as one entity, whether or not arising from transactions in the ordinary course of business, (any such change is called a "Material Adverse Change");


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        (ii) the Company and its subsidiaries, considered as one entity, have not (A) incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or (B) entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been (A) no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or, (B) except for repurchases by the Company of Common Stock, no repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

               (h) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

               (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary -- Summary Condensed Consolidated Financial Data", in all material respects, "Selected Condensed Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

               (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.


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               (k) Capitalization and Other Capital Stock Matters. The
        authorized, issued and outstanding capital stock of the Company as of March 31, 2004 is as set forth in the Prospectus under the caption "Capitalization" in the column titled "Actual". The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus or issued or granted after the date thereof. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               (l) Quotation. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

               (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD") and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered.

               (n) No Material Actions or Proceedings. Except as described in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the Company's knowledge, is threatened or imminent that could result in a Material Adverse Change.


               (o) Intellectual Property Rights. Except as described in the Prospectus, the Company and its subsidiaries own or have rights to use the patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted. Except as described in the Prospectus, (a) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any material fact which would form a reasonable basis for any such claim; (b) there is no pending, or to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other material fact which would form a reasonable basis for any such claim; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property owned by the Company, and with respect to any such Intellectual Property that the Company has a right to use, the Company is unaware of any such claim, and, in either case, the Company is unaware of any material fact which would form a reasonable basis for any such claim; (d) there is no prior art of which the Company is aware that may render invalid any patent owned by the Company or that the Company has rights to use the inventions covered thereby which has not been disclosed to the applicable government patent office; (e) the Company's license agreements mentioned in the Prospectus are in full force and effect, and the Company is not in material breach or default thereof, and to the knowledge of the Company, other parties to those agreements are not in material breach or default thereof; and (f) the granted or issued patents, trademarks, and copyrights owned by the Company have been duly maintained and are in full force and in effect, and none of such patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part.



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               (p) Patent Applications. All patent applications owned by the
        Company that describe inventions necessary to conduct the business of the Company in the manner described in the Prospectus (the "Company Patent Applications") have been duly and properly filed with the U. S. Patent and Trademark Office (the "PTO") or foreign and international patent authorities. To the knowledge of the Company, the Company has complied with the PTO's duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation during prosecution of the Company Patent Applications. To the Company's knowledge, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable.

               (q) Prospectus Descriptions. The statements contained in the Prospectus under the captions "Risk Factors -- Risks Relating to Patents and Licenses," "Business -- Our Business Strategy," "Business -- Our Development Programs," and "Business -- Patents and Proprietary Rights" insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

               (r) All Necessary Permits, Etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses (other than any the absence of which would not, singly or in the aggregate, result in a Material Adverse Change), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

               (s) Title to Properties. Except as disclosed in the Prospectus, the Company and each of its subsidiaries has good and marketable title to all real property and good title to all other properties and assets reflected as owned in the financial statements referred to in Section 1(i) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such real property, improvements, equipment or personal property by the Company or such subsidiary or with such exceptions that would not result in a Material Adverse Change.

               (t) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or


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        have properly requested extensions thereof (which extensions have not expired) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as are being contested in good faith and that, if resolved unfavorably to the Company, would not result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in
        Section 1 (i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

               (u) Company Not an "Investment Company". The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (v) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as the Company has deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

               (w) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on the Nasdaq National Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (x) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

               (y) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management,


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        including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure, and such controls and procedures are effective, in that they provide reasonable assurance that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and regulations, in all material respects.

               (z) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

               (aa) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that:
        (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (bb) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change:
        (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or


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        operated by the Company or any of its subsidiaries, now or in the past
        (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

               (cc) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. Except as would not be expected to result in a Material Adverse Change, no "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as would not be expected to result in a Material Adverse Change, no "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code, except, in each case, as would not be expected to result in a Material Adverse Change. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where the loss of such qualification would not be expected to result in a Material Adverse Change.

               (dd) Brokers. Except as provided or contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

               (ee) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus.

               (ff) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

               (gg) FDA Compliance. The Company and its subsidiaries are in compliance in all material respects with all applicable rules and regulations of the U.S. Food and Drug Administration (the "FDA"), and all related applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act, as amended, the Biologic Products provisions of the Public Health Act, as amended, and the Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended), the enforcement of which, individually or in the aggregate, would be expected to result in a Material Adverse Change.

               (hh) FDA and PTO Proceedings. To the Company's knowledge, except as disclosed in the Prospectus, there are no rulemaking or similar proceedings before the FDA or the U.S. Patent and Trademark Office or any similar entity in any other jurisdiction which affects or involves, or will affect or involve, the Company or any of its subsidiaries or any of the processes or products which the Prospectus discloses the Company or any of its subsidiaries has developed, is developing or proposes to develop or uses or proposes to use which, if the subject of an action unfavorable to the Company, would be expected to result in a Material Adverse Change.

               (ii) Directed Share Program. (i) The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, any Common Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

        The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

        Section 2. Purchase, Sale and Delivery of the Common Shares. a) The Firm Common Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth and the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $[___] per share.

        (b)The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York at 9:00 a.m. East Coast time, on [___], 2004, or such other time and date not later than 1:30 a.m. East Coast time, on [____], 2004 as shall be agreed upon by the Company and the Representative (the time and date of such closing are called the "First Closing Date").

        (c)The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of [___] Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option,
(ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

        (d)Public Offering of the Common Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

        (e)Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

        It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        (f)Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

        (g)Delivery of Prospectus to the Underwriters. Not later than 4:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

        Section 3. Additional Covenants. The Company further covenants and agrees with each Underwriter as follows:

               (a) Representative's Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the

        Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any 462(b) Registration Statement) or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

               (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

               (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. The Underwriters shall cease using the Prospectus upon receiving written notice from the Company that an amendment or supplement is required under this Section 3(c).

               (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representative may reasonably request.

               (e) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

               (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

               (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

               (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period ending [___], 2005 that satisfies the provisions of Section 11(a) of the Securities Act.

               (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

               (j) Quotation. The Company will use its best efforts to include, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

               (k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement (other than a registration statement on Form S-8) under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common

        Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options or other similar rights to purchase its Common Stock, or Common Stock upon exercise of options or other similar rights, but only if (i) the holders of such shares, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during such 180 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS) and that the execution and delivery by such holder of a lock-up agreement substantially in the form attached hereto as Exhibit F shall satisfy such condition (ii) in the case of options granted during such 180 day period, (A) such options do not vest, in whole or in part, during such 180 day period or (B) the holder of such options agrees in writing not to sell, offer, dispose of or otherwise transfer any shares issuable upon exercise thereof during such 180 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS) and that the execution and delivery by such holder of a lock-up agreement substantially in the form attached hereto as Exhibit F shall satisfy such condition or (iii) in the case of shares issuable under a stock purchase plan, (A) such shares are not issued during such 180 day period or (B) the holder of such shares agrees in writing not to sell, offer, dispose of or otherwise transfer such shares during such 180 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS) and that the execution and delivery by such holder of a lock-up agreement substantially in the form attached hereto as Exhibit F shall satisfy such condition.

               (l) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

               (m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

               (n) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

        BAS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

        Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, (vi) all filing fees, attorneys' fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, (vii) the fees and expenses associated with listing the Common Shares on the Nasdaq National Market, (viii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement and (ix) to the extent approved in advance by the Company, all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants. Except as provided in this Section 4,
Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.


        Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

               (a) Accountants' Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representative shall have received an additional four conformed copies of such accountants' letter for each of the several Underwriters).

               (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                      (i) the Company shall have filed the Prospectus with the
               Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representative's consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                      (ii) no stop order suspending the effectiveness of the
               Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission; and

                      (iii) the NASD shall have raised no objection to the
               fairness and reasonableness of the underwriting terms and arrangements.

               (c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

               (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of Hale and Dorr LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representative shall have received an additional four conformed copies of such counsel's legal opinion for each of the several Underwriters).

               (e) Opinion of German Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of Hale and Dorr LLP, special German counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representative shall have received an additional four conformed copies of such counsel's legal opinion for each of the several Underwriters).

               (f) Opinion of IP Counsel for the Company. The Representatives shall have received from (i) Fish & Richardson P.C.; (ii) CMS Hasche Sigle, and (iii) Palmer & Dodge LLP, intellectual property counsel for the Company, such opinion or opinions, dated the Closing Date and addressed to the Representative (and the Representative shall have received an additional four conformed copies of each of such counsel's legal opinion for each of the several Underwriters), in the form and substance satisfactory to counsel for the Underwriters, to the effect as set forth in Exhibits C, D, and E hereto, and to such further effect as counsel to the Underwriters may reasonably request.

               (g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representative shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs [(i), (vii) (with respect to subparagraph (i) only), (viii), (ix), (x), (xi), (xii) and (xiii) (with respect to the captions "Description of Capital Stock" and "Underwriting" under subparagraph (i) only),] and [the next-to-last paragraph] of Exhibit A (and the Representative shall have received an additional four conformed copies of such counsel's legal opinion for each of the several Underwriters).

               (h) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Operating Officer, Chief Accounting Officer or Treasurer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) of this
        Section 5, and further to the effect that:

                      (i) for the period from and after the date of this
               Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                      (ii) the representations, warranties and covenants of the
               Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                      (iii) the Company has complied in all material respects
               with all the agreements hereunder and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

               (i) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representative shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representative shall have received an additional four conformed copies of such accountants' letter for each of the several Underwriters).


               (j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit F hereto from each director, officer and each beneficial owner of at least 43,102 shares of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein), and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

               (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 (other than pursuant to Section 5(b)(iii)), Section 7 or Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

        Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.


        Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.



        Section 8. Indemnification. (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Directed Shares have been offered or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and (B) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

        (b)Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the laws or regulations of foreign jurisdictions where Directed Shares have been offered or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) in the table in the first paragraph under the caption "Underwriting" in the Registration Statement and the Prospectus and (B) the paragraphs under the subcaptions "Underwriting - Stabilization" and "Underwriting Discretionary - Accounts" in the Registration Statement and the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.


        (c)Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d)Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        (e)Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

        Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

        Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this

Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market; (ii) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (iii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (v) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that under certain circumstances the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

        Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

        If to the Representative:

        Banc of America Securities LLC
        9 West 57th Street
        New York, New York  10019
        Facsimile:  (212) 583-8567
        Attention:  Thomas M. Morrison
        and

        Shearman & Sterling LLP
        599 Lexington Avenue
        New York, New York 10022
        Facsimile:  (646) 848-8244
        Attention:  Danielle Carbone

        If to the Company:

        790 Memorial Drive
        Cambridge, Massachusetts  02139
        Facsimile:  (617) 252-0011
        Attention:  Chief Operating Officer

        and

        Hale and Dorr LLP
        60 State Street
        Boston, Massachusetts  02109
        Facsimile:  (617) 526-5000
        Attention:  Steven D. Singer

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

        Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This

Agreement may be executed in two counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                            Very truly yours,

                                            ALNYLAM PHARMACEUTICALS, INC.



                                            By:
                                                 -------------------------------





        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
PIPER JAFFRAY & CO.
THINKEQUITY PARTNERS LLC

        Acting as Representative of
        the several Underwriters named
        in the attached Schedule A.

By:  Banc of America Securities LLC

                                            By:
                                                 -------------------------------
                                                Managing Director

                                                                      SCHEDULE A

UNDERWRITERS                                                     NUMBER OF FIRM
                                                                 COMMON SHARES
                                                                 TO BE PURCHASED
                                                                 ---------------
Banc of America Securities LLC............................                 [___]
Citigroup Global Markets Inc. ............................                 [___]
Piper Jaffray & Co. ......................................                 [___]
ThinkEquity Partners LLC..................................                 [___]

        Total.............................................                 [___]

                                                                       EXHIBIT A



               THE FINAL OPINION IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT A AT THE TIME THIS AGREEMENT IS EXECUTED.

        Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

        References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (ii) The Company has the corporate power and authority (A) to own, lease and operate its properties and to carry on its business, as such properties and business are described in the Prospectus, and (B) to enter into the Underwriting Agreement and to consummate the transactions contemplated by the Underwriting Agreement.

        (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

        (iv) Alnylam U.S., Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own, lease and operate the properties that, to the knowledge of such counsel, it currently owns, leases and operates, and to conduct its business as it is, to the knowledge of such counsel, currently conducted, and is duly qualified as a foreign corporation to transact business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

        (v) All of the outstanding shares of capital stock of Alnylam U.S., Inc. have been duly authorized and are validly issued, fully paid and non-assessable, and are owned of record by the Company.

        (vi) All of the outstanding shares of Common Stock of the Company have been duly authorized, and are validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

        (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        (viii) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company to the Underwriters pursuant to the Underwriting Agreement against payment therefor as provided by the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Common Shares will not be subject to any preemptive rights under the Delaware General Corporation Law statute or the Certificate of Incorporation or, to the knowledge of such counsel, similar contractual rights granted by the Company (except for such preemptive or contractual rights as have been waived).

        (ix) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the best knowledge of such counsel, (A) no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and (B) no proceedings for such purpose are pending before or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

        (x) [The Common Shares have been approved for listing on the Nasdaq National Market].

        (xi) The statements (i) in the Prospectus under the captions "Business - Patents and Proprietary Rights - [ ]," "Business -- Regulatory Matters" [(other than the statements under the captions "Foreign Regulation of New Drug Compounds" and "Hazardous Materials")], "Description of Capital Stock", "Shares Eligible for Future Sale", and "Material United States Federal Tax Considerations for Non-United States holders of Our Common Stock" and "Underwriting", insofar as such statements constitute matters of law or legal conclusions, or summarize the terms of agreements, and (ii) in Item 14 and Item 15 of Part II of the Registration Statement, insofar as such statements constitute matters of law, or legal conclusions, or summarize, the terms of agreements, are correct in all material respects.

        (xii) To the knowledge of such counsel, there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body that is required by the Securities Act or the rules and regulations thereunder to be described in the Registration Statement, or the Prospectus that is not so described.

        (xiii) Except as may be required under the Securities Act and the rules and regulations of the Commission thereunder and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, no filing with, or authorization, approval, consent, order, registration, qualification or decree of, any United States federal or Massachusetts state governmental authority or agency is necessary for the issuance, sale and delivery of the Common Shares by the Company to the Underwriters pursuant to the Underwriting Agreement.

        (xiv) The execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Certificate of Incorporation or Bylaws or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company is a party and that is filed as an exhibit to the Registration Statement or (B) violate or conflict with any United States federal or Massachusetts state law, rule or regulation that in the experience of such counsel is normally applicable in transactions of the type contemplated by the Underwriting Agreement, the Delaware General

Corporation Law statute, or any judgment, order or decree specifically naming the Company of which such counsel is aware or (C) to the best knowledge of such counsel constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any other material Existing Instrument;

        (xv) The Company is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

        (xvi) To the knowledge of such counsel, except as described in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for any such rights as have been waived.

        (xvii) [To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.]

        In addition to the opinions set forth above, such counsel will confirm that: In the course of acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, they have participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriters and representatives of the independent public accountants of the Company, during which the contents of the Registration Statement and the Prospectus were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in paragraph (xii) above), subject to the foregoing and based on such participation and discussions:

               (A) the Registration Statement, as of the date on which it was declared effective under the Securities Act (the "Effective Date"), and the Prospectus, as of the date thereof (except for the financial statements, including the notes and schedules thereto, and other financial, and accounting data, as to which it is understood that such counsel need express no view) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder,

               (B) no facts have come to such counsel's attention that have caused them to believe that (i) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that counsel need express no belief as to the information as set forth in the parenthetical in clause
        (A) above) or (ii) the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b)) under the Securities Act or as of the First Closing Date or Second Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that counsel need express no belief as to the information as set forth in the parenthetical in clause (A) above), and

               (C) such counsel is not aware of any contract or other document of a character required by the Securities Act and the applicable rules and regulations of the Commission thereunder to be filed as an exhibit to the Registration Statement that is not so filed.

                                                                       EXHIBIT B


               THE FINAL OPINIONS IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBIT B AT THE TIME THIS AGREEMENT IS EXECUTED.

        Opinion of counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

        References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

        (i) Alnylam Europe, AG is a stock corporation (Aktiengesellschaft) duly established and validly existing under the laws of Germany. Alnylam Europe, AG is duly registered in the Commercial Register under the docket No. HRB 3302.

        (ii) The current business of the Company, as described in the Prospectus, is in accordance with the object of Alnylam Europe, AG as set forth in its Bylaws. Alnylam Europe, AG is a legal entity with the power and authority to own, lease and operate its properties and to conduct its business, as such properties and business are described in the Prospectus.

        (iii) Alnylam Europe, AG has a share capital of Euro 68,560, all of which is fully paid and owned of record by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

                                                                       EXHIBIT C


               THE FINAL OPINIONS IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBITS C AT THE TIME THIS AGREEMENT IS EXECUTED.

        Opinion of counsel for the Company to be delivered pursuant to Section 5(f)(i) of the Underwriting Agreement.

        [I.P. OPINION OF FISH & RICHARDSON TO BE INSERTED]

                                                                       EXHIBIT D


               THE FINAL OPINIONS IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBITS D AT THE TIME THIS AGREEMENT IS EXECUTED.

        Opinion of counsel for the Company to be delivered pursuant to Section 5(f)(ii) of the Underwriting Agreement.

        [I.P. OPINION FOLEY HOAG TO BE INSERTED]

                                                                       EXHIBIT E

               THE FINAL OPINIONS IN DRAFT FORM SHOULD BE ATTACHED AS EXHIBITS E AT THE TIME THIS AGREEMENT IS EXECUTED.

        Opinion of counsel for the Company to be delivered pursuant to Section 5(f)(iii) of the Underwriting Agreement.

        [I.P. OPINION OF PALMER & DODGE TO BE INSERTED

                                                                       EXHIBIT F


[Date]



Banc of America Securities LLC
Citigroup Global Markets Inc.
Piper Jaffray & Co.
ThinkEquity Partners LLC
    As Representatives of the Several Underwriters

c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California  94111

    Re:  Alnylam Holding Co. (the "Company")

Ladies and Gentlemen:

        The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to enter into an Underwriting Agreement with you (the "Underwriting Agreement") and carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

        In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus. The foregoing sentence shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after completion of the Offering or (ii) the transfer of any or all shares of Common Stock of the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, and (iii) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned provided such transfer does not cause any filing under Section 16(a) of the Exchange Act; and provided further, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to Banc of America Securities LLC an agreement stating that the transferee in receiving and holding the Common Stock subject to the provisions of this letter agreement, and there shall be no further transfer of such Common Stock except in accordance with this letter. In addition, the foregoing restriction shall not prohibit the exercise by the undersigned of an option to purchase shares of Common Stock of the Company issued under the Company's stock incentive plans, provided that the shares of Common Stock issued upon such exercise shall be subject to the foregoing restriction.

        The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

        With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

        This agreement shall automatically terminate upon the earliest to occur, if any, of: (a) either Banc of America Securities LLC, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that is has determined not to proceed with the Offering, (b) termination of the Underwriting Agreement entered into between the Company and the underwriters before the sale of any Shares to the underwriters or (c) August 15, 2004, in the event that the registration statement has not been declared effective by that date.

        This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.



--------------------------------------------
           Printed Name of Holder



By:
      --------------------------------------
      Signature



--------------------------------------------
       Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)